As filed with the Securities and Exchange Commission on July 10, 2007
Registration No. ________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN CLAW VENTURES INC.
(Name of small business issuer in its charter)

NEVADA	1000	98-0533077
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

810 Peace Portal Drive, Suite 214
Blaine, WA 98230
Telephone: (360) 927-8276
(Address and telephone number of principal executive offices)

CAMLEX MANAGEMENT (NEVADA) INC.
8275 S. Eastern Avenue, Suite 200
Las Vegas, NV 89123
Tel: (702) 990-8800
(Name, address and telephone number of agent for service)

Copies to:
O’NEILL LAW GROUP PLLC
435 Martin Street, Suite 1010
Blaine, WA 98230
Tel: (360) 332-3300

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share, previously issued to investors	7,484,420	$0.02	$149,688.40	$4.60

(1)	Represents 7,484,420 shares issued by Golden Claw Ventures Inc. in a private placement transaction completed on November 30, 2006.
(2)	This price was arbitrarily determined by Golden Claw Ventures Inc.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JUNE 28, 2007

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

GOLDEN CLAW VENTURES INC.

Prospectus

--------------------------

7,484,420 SHARES
COMMON STOCK

-------------------------

The selling stockholders named in this prospectus are offering the 7,484,420 shares of common stock of Golden Claw Ventures Inc. (“Golden Claw”) offered through this prospectus. Golden Claw has set a price of $0.02 per share of its common stock offered through this prospectus.

	Offering Price	Commissions	Proceeds to Selling Stockholders Before Expenses and Commissions
Per Share	$0.02	Not Applicable	$0.02
Total	$149,688.40	Not Applicable	$149,688.40

Golden Claw is not selling any shares of its common stock in this Offering and therefore will not receive any proceeds from this Offering.

Golden Claw’s common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.02 per share until such time as the shares of the Golden Claw’s common stock are traded on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”). Although Golden Claw intends to apply for trading of its common stock on the OTC Bulletin Board, public trading of its common stock may never materialize. If Golden Claw’s common stock becomes traded on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling stockholders.

---------------

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 5 through 8 before buying any shares of Golden Claw’s common stock.

This Offering will terminate nine months after this prospectus is declared effective by the SEC. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or similar account.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: June 28, 2007

--------------------------

GOLDEN CLAW VENTURES INC.

Prospectus

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ii

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Golden Claw” refers to Golden Claw Ventures Inc. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our common stock.

GOLDEN CLAW VENTURES INC.

Overview of Our Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We acquired a 100% undivided interest in two unpatented lode mineral claims known as the “Golden Claw Claims” totaling 40 acres located in the Yellow Pine Mining District, Clark County, Nevada. We acquired our Golden Claw Claims pursuant to a purchase agreement dated December 22, 2005 with Multi Metal Mining Corp. Our plan of operation is to conduct mineral exploration activities on the Golden Claw Claims in order to assess whether they possess commercially extractable deposits of zinc. The Company has completed Phase I of its exploration program and intends to complete Phase II of its exploration program in the fall of 2007.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.

Summary Financial Information

Our financial information for the six months ended April 30, 2007 and the period from inception on November 9, 2005 to October 31, 2006 is summarized below:

	As at	As at
Summary	April 30, 2007	October 31, 2006
Balance Sheet Information:	(Unaudited)	(Audited)
Cash	$59,345	$60,362
Total Assets	$66,998	$69,608
Liabilities	$11,541	$18,873
Total Stockholders’ Equity	$55,457	$50,735

				Period from November 9, 2005
		Six Months Ended		(Date of Inception)
Summary		April 30, 2007		to October 31, 2006
Statement of Operations:		(Unaudited)		(Audited)
Revenue	$	Nil	$	Nil

Expenses		$9,351		$35,036

Net Loss		$(9,351)		$(35,036)

About Us

We were incorporated on November 9, 2005 under the laws of the State of Nevada. Our principal offices are located at 810 Peace Portal Drive, Suite 214, Blaine, WA 98230. Our telephone number is (360) 927-8276.

THE OFFERING

The Issuer:	Golden Claw Ventures Inc.

Selling Security Holders:

The selling stockholders named in this prospectus are existing stockholders of Golden Claw who purchased shares of our common stock in a private placement transaction completed on November 30, 2006. The issuance of the shares by Golden Claw to the selling stockholders was exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). See “Selling Security Holders.”

Securities Being Offered:	Up to 7,484,420 shares of our common stock, par value $0.001 per share.

Offering Price:

The offering price of the common stock is $0.02 per share. We intend to apply to the OTC Bulletin Board to allow the trading of our common stock if we become a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). Public trading of our common stock may never materialize. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders.

Duration of Offering:	This Offering will terminate nine months after this prospectus is declared effective by the SEC.

Minimum Number of Shares To Be Sold in This Offering:	None.

Common Stock Outstanding Before and After the Offering:	32,484,420 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Glossary Of Technical Geological Terms

The following defined technical geological terms are used in our prospectus:

Bed	A rock mass of large horizontal extent bounded, by physically different material.

Belt	A regional surface zone along which mines and prospects occur.

Breccia	A rock in which angular fragments are surrounded by a mass of fine-grained minerals.

Brecciated	A rock in which angular fragments cemented together that resemble breccia.

Brecciation	The formation of angular rock fragments.

Calamine	A white mineral; a common ore of zinc.

Carbonate	A salt or ester of carbonic acid.

Carboniferous	Rocks laid down from 345 to 280 million years ago.

Cretaceous	Rocks laid down during the last period of the Mesozoic era (between the Jurassic and Tertiary periods, about 146 to 65 million years ago).

Crystalline	A rock composed of crystals.

Diamond drill(ing)

A rotary type of rock drill in which the cutting is done by abrasion rather than percussion. The cutting bit is set with diamonds and is attached to the end of long hollow rods through which water or other fluid is pumped to the cutting face as a lubricant. The drill cuts a core of rock that is recovered in long cylindrical sections, two centimeters or more in diameter.

Dolomite	A white or light colored mineral; carbonate of calcium and magnesium, used in fertilizer and as construction and ceramic material.

Dolomitic	A rock that contains between 5% to 50% dolomite in the form of cement or grain crystals.

Dolomitized	The process by which limestone is wholly or partly converted to dolomite rock.

Fault Zones	A network of interconnected fractures representing the surficial expression of a fault.

Flexures	A general term for a fold, wrap or bend in a rock.

Fold	A planar feature, such as a bedding plane, that has been strongly warped, presumably by deformation.

Foreland	A projecting land mass.

Hematite	A red to blue-gray mineral; a common ore for iron.

Hydrozincite

An abundant element of the magnesium-cadmium group, extracted principally from the minerals zinc blende, smithsonite, calamine, and franklinite, as an easily fusible bluish white metal, which is malleable, especially when heated.

Igneous	A type of rock which has been formed by the consolidation of magma, a molten substance from the earth’s core.

Intrusive	A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

Jurassic	Second Period of Mesozoic Era, which covered span of time between 190 – 135 million years before the present time.

Limestone	A bedded, sedimentary deposit consisting chiefly of calcium carbonate.

Mesozoic	One of the eras of geologic time. It includes the Triassic, Jurassic and Cretaceous periods.

Mineralization	The concentration of metals and their chemical compounds within a body of rock.

Monte Cristo Limestone Formation	A local name for a geological series of rocks.

Normal Fault	A dip-slip fault in which the block above the fault has moved downward relative to the block below.

Ore	A mixture of minerals and gangue from which at least one metal can be extracted at a profit.

Oxidization	A chemical reaction caused by exposure to oxygen that results in a change in the chemical composition of a mineral

Reserve	For the purposes of this prospectus: that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves consist of:

1) Proven (Measured) Reserves. Reserves for which: (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling; and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

2) Probable (Indicated) Reserves. Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Sandstone	A sedimentary rock formed by the consolidation and compaction of sand held together by a natural cement, such as silica.

Sediment	Solid fragments of inorganic or organic material that come from the weathering of rock and are carried and deposited by wind, water and ice.

Sedimentary	A type of rock which has been created by the deposition of solids from a liquid.

Silica

A white or colorless crystalline compound occurring abundantly as quartz, flint, sand, agate, and many other minerals and used to manufacture a wide variety of materials, especially glass and concrete.

Siliceous	A rock containing silica.

Stratum	A bed or layer of rock; and strata means more than one layer.

Trenching	The removal of overburden to expose the underlying bedrock.

Vein	An occurrence of ore with an irregular development in length, width and depth usually from an intrusion of igneous rock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, if we publicly trade at a later date, could decline due to any of these risks, and investors may lose all or part of their investment in Golden Claw.

Risks Related To Our Business

If we do not obtain additional financing, our business will fail.

Our current operating funds are sufficient to meet the anticipated costs of Phase II of our exploration program on the Golden Claw Claims. However, our existing funds may be insufficient if the actual costs of our exploration program significantly exceed our estimates or if we decide to proceed beyond Phase II of our exploration program or if we decide to begin mining efforts in the event that it is determined that our property contains mineral reserves. Therefore, we will need to obtain additional financing in order to complete our full business plan. As of the date of this prospectus, we had cash on hand in the amount of approximately $54,000. We have not earned any revenues from our mineral exploration since our inception. Our plan of operation calls for significant expenses in connection with the exploration of our Golden Claw Claims. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors outside of our control, including the results from our exploration program, and any unanticipated problems relating to our mineral exploration activities, including environmental assessments and additional costs and expenses that may exceed our current estimates. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us in which case our business will fail.

We have yet to earn revenue from our mineral exploration and, because our ability to sustain our operations is dependent on our ability to raise financing, our accountants believe that there is substantial doubt about our ability to continue as a going concern.

We have a cumulative net loss of $44,387 for the period from our inception on November 9, 2005 to April 30, 2007, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern. Telford Sadovnick, P.L.L.C., Certified Public Accountants, our independent auditors, have expressed substantial doubt about our ability to continue as a going concern given our accumulated losses. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result we may have to liquidate our business and investors may lose their investment in Golden Claw. Investors should consider our auditor's comments when determining if an investment in Golden Claw is suitable.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Our Golden Claw Claims does not contain a known body of commercial ore and, therefore, any program conducted on the Golden Claw Claims would be an exploratory search of ore. There is no certainty that any expenditures made in the exploration of the Golden Claw Claims will result in discoveries of commercial quantities of ore. Most exploration projects do not result in the discovery of commercially mineable deposits of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of Phase II of our exploration program do not reveal viable commercial mineralization, we may decide to abandon our claims and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon our possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations.

We have no known mineral reserves and if we cannot find any, we will have to cease operations.

We have no mineral reserves. If we do not find a mineral reserve on the Golden Claw Claims, or if we cannot explore the mineral reserve, either because we do not have the money to do it, or because it will not be economically feasible to do it, we will have to cease operations and investors will lose their investment in Golden Claw. Mineral exploration is highly speculative. It involves many risks and is often non-productive. Even if we are able to find mineral reserves on our property our production capability is subject to further risks including:

(i)

Costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities, all of which we have not budgeted for;

(ii)	Availability and costs of financing;
(iii)	Ongoing costs of production; and
(iv)	Environmental compliance regulations and restraints.

The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the lack of milling facilities and processing equipment near the Golden Claw Claims, and such other factors as government regulations, including regulations relating to allowable production, importing and exporting of minerals, and environmental protection.

We face significant competition in the mineral exploration industry.

We compete with other mining and exploration companies possessing greater financial resources and technical facilities than we do in connection with the acquisition of mineral exploration claims and leases and in connection with the recruitment and retention of qualified personnel. There is significant competition for the limited number mineral properties and, as a result, we may be unable to acquire an interest in attractive mineral exploration properties on terms we consider acceptable.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may result in our inability to complete our planned exploration program and/or obtain additional financing to fund our exploration program.

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration. We are subject to the laws of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

(i)	Water discharge will have to meet drinking water standards;
(ii)	Dust generation will have to be minimal or otherwise re-mediated;
(iii)	Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;
(iv)	An assessment of all material to be left on the surface will need to be environmentally benign;
(v)	Ground water will have to be monitored for any potential contaminants;
(vi)	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
(vii)	There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Our annual cost of compliance with the Bureau of Land Management in the State of Nevada is presently approximately $125 per claim per year. There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations. See “Description of Business - Compliance with Government Regulation,” below.

Because our sole executive officer and director does not have formal training specific to the technicalities of mineral exploration, there is a higher risk that our business will fail.

Sami Vaskola, our sole executive officer and sole director, does not have any formal training as a geologist or in the technical aspects of managing a mineral exploration company. With no training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

Because the prices of metals fluctuate, if the price of metals for which we are exploring decreases below a specified level, it may no longer be profitable to explore for those metals and we will cease operations.

Prices of metals are determined by such factors as expectations for inflation, the strength of the United States dollar, global and regional supply and demand, and political and economic conditions and production costs in metals producing regions of the world. The aggregate effect of these factors on metal prices is impossible for us to predict. In addition, the prices of metals such as zinc are sometimes subject to rapid short-term and/or prolonged changes because of speculative activities. The current demand for and supply of these metals affect the metal prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of these metals primarily consists of new production from mining. If the prices of the metals are, for a substantial period, below our foreseeable cost of production, we could cease operations and you could lose your entire investment.

Risks Related To The Ownership of Our Stock

Because our sole executive officer and director, Sami Vaskola, owns 77% of our outstanding common stock, investors may find that corporate decisions controlled by Mr. Vaskola are inconsistent with the interests of other stockholders.

Sami Vaskola, our President, Secretary and Treasurer, controls 77% of the issued and outstanding shares of our common stock. Accordingly, in accordance with our Articles of Incorporation and Bylaws, Mr. Vaskola is able to control who is elected to our board of directors and thus could act, or could have the power to act, as our management. Since Mr. Vaskola is not simply a passive investor, but is also our sole active executive officer, his interests as an executive officer may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Vaskola exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of our board of directors. Also, due to his stock ownership position, Mr. Vaskola will have: (i) the ability to control the outcome of most corporate actions requiring stockholder approval, including amendments to our Articles of Incorporation; (ii) the ability to control corporate combinations or similar transactions that might benefit minority stockholders which may be rejected by Mr. Vaskola to their detriment, and (iii) control over transactions between him and Golden Claw.

We may conduct further offerings in the future in which case your shareholdings will be diluted.

We completed an offering of 7,484,420 shares of our common stock at a price of $0.01 per share to investors on November 30, 2006. Since our inception, we have relied on such equity sales of our common stock to fund our operations. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us will be diluted. The result of this could reduce the value of your stock.

If a market for our common stock does not develop, stockholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We intend to apply for trading of our common stock on the OTC Bulletin Board. However, we can provide no assurance that our shares will be approved for trading on the OTC Bulletin Board or, if traded, that a public market will materialize. If our common stock is not traded on the OTC Bulletin Board or if a public market for our common stock does not develop, stockholders may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Because our stock is a penny stock, stockholders will be more limited in their ability to sell their stock.

The shares offered by this prospectus constitute a penny stock under the Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. The classification as a penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than having to comply with these rules, some broker-dealers will refuse to attempt to sell a penny stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined based on our internal assessment of what the market would support. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of 7,484,420 shares of our common stock which was completed on November 30, 2006 at a price of $0.01 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTC Bulletin Board for the trading of our common stock upon our becoming a reporting entity under the Exchange Act. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus. Although Golden Claw intends to apply for trading of its common stock on the OTC Bulletin Board, public trading of its common stock may never materialize.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 7,484,420 shares of common stock offered through this prospectus. The selling stockholders acquired the 7,484,420 shares of common stock offered through this prospectus from us in an offering that was exempt from registration under Regulation S of the Securities Act and completed on November 30, 2006.

The following table provides as of June 28, 2007 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.	the number of shares beneficially owned by each prior to this Offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be beneficially owned by each upon completion of the Offering;
4.	the percentage owned by each upon completion of the Offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder (1)	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number Of Shares	Percent(2)		Number of Shares	Percent(2)
Brian W. Bird	10,000	*	10,000	Nil	None
Hallie Bird	595,100	1.8%	595,100	Nil	None
Lora Bird	10,000	*	10,000	Nil	None
Mary R. Bird	10,000	*	10,000	Nil	None
Hayley Brock	100,000	*	100,000	Nil	None
Lindsay Burak	150,000	*	150,000	Nil	None
Amy Chan	10,000	*	10,000	Nil	None
Pavel Csaba	9,500	*	9,500	Nil	None
Daniella Evangelista	10,000	*	10,000	Nil	None
Sarah Finley	340,000	1.0%	340,000	Nil	None
Susie Gee	150,000	*	150,000	Nil	None
Erin Hutton	150,000	*	150,000	Nil	None
Rihova Jana	9,500	*	9,500	Nil	None
Anil Kanji	300,000	*	300,000	Nil	None
Zahra Kanji	250,000	*	250,000	Nil	None
Shelley Klopfenstein	10,000	*	10,000	Nil	None
Dana Kopecka	484,620	1.5%	484,620	Nil	None
Sonya Kovaltsenko	150,000	*	150,000	Nil	None
Owen Louis	500,000	1.5%	500,000	Nil	None
Meregon Mahjoub	400,000	1.2%	400,000	Nil	None
Rachael Mens	30,000	*	30,000	Nil	None
Tegan Moss	400,000	1.2%	400,000	Nil	None
Michaela Olexova	452,500	1.4%	452,500	Nil	None
Paragon Development Inc.(3)	1,000,000	3.1%	1,000,000	Nil	None
Stanek Radomir	9,500	*	9,500	Nil	None
Dale Reich	17,100	*	17,100	Nil	None

(1) Name Of Selling Stockholder	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number Of Shares	Percent(2)		Number of Shares	Percent(2)
Vicki Reich	17,100	*	17,100	Nil	None
Leela Savasta	10,000	*	10,000	Nil	None
Martin Soucek	441,700	1.4%	441,700	Nil	None
Jana Souckova	452,000	1.4%	452,000	Nil	None
Gus Tegos	200,000	*	200,000	Nil	None
Jason Tegos	150,000	*	150,000	Nil	None
Amanda MacGregor	400,000	1.2%	400,000	Nil	None
Cyril White	127,900	*	127,900	Nil	None
Margaret White	127,900	*	127,900	Nil	None
TOTAL	7,484,420	23%	7,484,420	0	0%

Notes:

*	Represents less than 1%.
(1)

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)

Applicable percentage of ownership is based on 32,484,420 common shares outstanding as of the date of this prospectus, plus any securities held by such security holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(3)	Paragon Development Inc. is beneficially owned by Eddie Blackwell.

None of the selling stockholders:

(i)	has had a material relationship with Golden Claw other than as a stockholder at any time within the past three years; or

(ii)	has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling stockholders to sell their shares on a continuous or delayed basis for a period of nine months after this registration statement is declared effective. The selling stockholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the OTC Bulletin Board. Although we intend to apply for trading of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling stockholders determine from time to time.

The selling stockholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders named in this prospectus. The estimated cost of this Offering is $17,005. We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this Offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

There are no material proceedings to which any of our directors, officers or our affiliates, any owner of record or beneficially of more than 5% of our common stock, or security holder is a party adverse to us or has a material interest adverse to us.

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a resident agent in the State of Nevada. Our resident agent for this purpose is Camlex Management (Nevada) Inc. of 8275 S. Eastern Avenue, Suite 200, Las Vegas, Nevada, 89123. All legal process and any demand or notice authorized by law to be served upon us may be served upon our resident agent in the State of Nevada in the manner provided in NRS 14.020(2) .

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age and titles as of June 28, 2007 are as follows:

Name of Director	Age	Position
Sami Vaskola	34	President, Secretary, Treasurer, and Director

Sami Vaskola is the President, Secretary, Treasurer and the sole director of the Company and has served in those capacities since August 31, 2006. During the past five years, Mr. Vaskola has served as the president of 21st Century Enterprises Oy Ltd. (2001-2003); chief executive officer of Pointlevel Advertising Ltd. (1995-2005), a private advertising company; president and director of Keepfitness Ltd. a private fitness company; and a freelance photographer (2001-present). Mr. Vaskola is a former aerobic world sport champion, sport aerobic European champion, multiple national team handball champion, multiple Gran Prix sport aerobic champion, and Sportsman of the Year 2000 in Helsinki, Finland. Mr. Vaskola is also an active coach, choreographer, aerobic, dance and dance instructor. Mr. Vaskola provides his services on a part-time basis as required for our business. Mr. Vaskola presently commits approximately 25% of his time to our business.

Mr. Vaskola does not have formal training as a geologist or on the technical and managerial aspects of managing a mineral exploration company. His prior managerial and consulting positions have not been in the mineral exploration industry. Accordingly, we will have to rely on the technical services of others to advise us on the managerial aspects specifically associated with a mineral exploration company. We do not have any employees who have professional training or experience in the mining industry. We rely on independent geological consultants to make recommendations to us on work programs on our property, to hire appropriately skilled persons on a contract basis to complete work programs and to supervise, review, and report on such programs to us.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until they resign or are removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director. We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place. We have a verbal arrangement with the consulting geologist currently conducting the exploratory work on the Golden Claw Claims. We pay to this geologist the usual and customary rates received by geologists performing similar consulting services.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. Mr. Vaskola acts in those capacities as our sole director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 28, 2007 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities of our shares of common stock, (ii) our sole executive officer and sole director, and (iii) our named executive officers as defined in Item 402(a)(2) of Regulation S-B. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
Security Ownership of Management
Common Stock	Sami Vaskola President, Secretary, Treasurer, and Director 810 Peace Portal Drive, Suite 214 Blaine, WA 98230	25,000,000 Direct	77%
Common Stock	All Officers and Directors as a Group (1 person)	25,000,000	77%
Security Ownership of Certain Beneficial Owners
Common Stock	Sami Vaskola President, Secretary, Treasurer, and Director 810 Peace Portal Drive, Suite 214 Blaine, WA 98230	25,000,000 Direct	77%

Notes:

(1)

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 28, 2007. As of June 28, 2007, there were 32,484,420 shares of our common stock issued and outstanding.

Changes in Control

There are no arrangements which may result in a change in control of Golden Claw.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (i) 100,000,000 shares of common stock, with a par value of $0.001 per share; and (ii) 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of June 28, 2007, there were 32,484,420 shares of our common stock issued and outstanding that are held of record by thirty six (36) registered stockholders. We have not issued any shares of preferred stock.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this registration statement.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Section 8 of our Bylaws, at least one percent of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of our stockholders in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action, provided, however, that directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote. Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote.

Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

The holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our board of directors, from funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of our common stock.

Preferred Stock

Our Board of Directors is authorized by our Articles of Incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our Board of Directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our Board of Directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Chapter 78 of the NRS does provide certain limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Nevada Anti-Takeover Laws

Nevada Revised Statutes (“NRS”) Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply.

The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a)	has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and

(b)	does business in the State of Nevada, either directly or through an affiliated corporation.

Currently, we do not have 200 stockholders of record, nor do we have any stockholders of record with addresses in the State of Nevada. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with Golden Claw, or any of its parents or subsidiaries, a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

O’Neill Law Group PLLC has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock.

Telford Sadovnick, P.L.L.C., Certified Public Accountants (“Telford”), our independent registered public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Telford has presented its report with respect to our audited financial statements. The report of Telford is included in reliance upon their authority as experts in accounting and auditing.

W.G. Timmins, P. Eng., our consulting geologist, has prepared the geological reports entitled “Geological Evaluation Report on the Golden Claw Claims” dated December 20, 2005 and the report on Phase I Exploration Program on the Golden Claw Claims dated December 20, 2006. Mr. Timmins’ consent to the inclusion of geological information from the geological reports is attached to this prospectus as an exhibit.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on November 9, 2005 under the laws of the State of Nevada. Sami Vaskola has been our President, Secretary, Treasurer and sole director since August 31, 2006. On August 31, 2006, Mr. Vaskola acquired from D. Michelle Kerr, our initial founder and promoter, 25,000,000 shares of our common stock at a price of $0.001 per share. Mr. Vaskola paid a total purchase price of $25,000 for these shares. Mr. Vaskola has not entered into any agreement with Golden Claw in which he is to receive from us or provide to us anything of value.

DESCRIPTION OF BUSINESS

In General

We were incorporated on November 9, 2005 pursuant to the laws of the State of Nevada. We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We acquired a 100% undivided interest in two mineral claims known as the Golden Claw I and Golden Claw II Lode Mining Claims (the “Golden Claw Claims”) comprised of two located mineral claims containing 40 acres located on the Yellow Pine Mining District, Clark County, Nevada. Our plan of operation is to conduct mineral exploration activities on the Golden Claw Claims in order to assess whether it possesses mineral deposits of zinc capable of commercial extraction.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that a commercially viable mineral deposit exists on our mineral claims or that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final evaluation as to the economic and legal feasibility is required to determine whether our mineral claims possesses commercially exploitable mineral deposits of zinc. See “Item 2. Management’s Discussion and Analysis or Plan of Operation – Plan of Operation.”

Compliance with Government Regulation

Our activities are subject to extensive federal, state, and local regulations in the United States. These statutes regulate the mining of and exploration for mineral properties, and also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of the Golden Claw Claims, the extent of which cannot be predicted. Our Golden Claw Claims is comprised of an unpatented mining claims located on federal land managed by the U.S. Bureau of Land Management. Mining activities on the Golden Claw Claims must be carried out in accordance with a permit issued by the Bureau of Land Management.

Other regulatory requirements monitor the following:

(a)	Explosives and explosives handling.

(b)	Use and occupancy of site structures associated with mining.

(c)	Hazardous materials and waste disposal.

(d)	State Historic site preservation.

(e)	Archaeological and paleontological finds associated with mining.

The State of Nevada adopted the Mined Land Reclamation Act (the “Nevada Act”) in 1989 that established design, operation, monitoring and closure requirements for all mining facilities. The Nevada Act has increased the cost of designing, operating, monitoring and closing new mining facilities and could affect the cost of operating, monitoring and closing existing mining facilities. The State of Nevada has also adopted reclamation regulations. The Nevada Act also requires reclamation plans and permits for exploration projects that will result in more than five acres of surface disturbance.

In the context of environmental permitting, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays, depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraints affecting our property that would preclude the economic development or operation of any specific property.

If our property merits additional exploration or extraction work, it is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration, development, or mining operations on our mineral property.

Competition

We are an exploration stage company. We compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

We will also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors. We will also compete with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Employees

As of the date of this prospectus, we have no employees other than our sole executive officer and director. We conduct our business largely through consultants.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation. We have expended approximately $8,000 on our exploration program as of the date of this prospectus.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

Our plan of operation is to conduct mineral exploration activities on the Golden Claw Claims in order to assess whether the claims possess mineral reserves capable of commercial extraction. Our exploration program is designed to explore for commercially viable deposits of zinc mineralization. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claims.

We anticipate that we will incur the following expenses over the next twelve months:

Category	Planned Expenditures Over The Next 12 Months(US$)
Legal and Accounting Fees	$15,000
Office Expenses	$4,000
Mineral Property Exploration Expenses	$13,200
Offering Expenses	$17,005
TOTAL	$49,205

Our current operating funds are sufficient to meet our anticipated expenses of $49,205 over the next twelve months. However, our existing funds may be insufficient if the actual costs of our exploration program significantly exceed our estimates or if we decide to proceed beyond Phase II of our exploration program or if we decide to begin mining efforts in the event that it is determined that our property contains mineral reserves. Therefore, we will need to obtain additional financing in order to complete our full business plan. As of the date of this prospectus, we had cash on hand in the amount of approximately $54,000.

We have not earned any revenues from our mineral exploration since our inception. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors outside of our control, including the results from our exploration program, and any unanticipated problems relating to our mineral exploration activities, including environmental assessments and additional costs and expenses that may exceed our current estimates. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us in which case our business will fail.

LIQUIDITY AND CAPITAL RESOURCES

Working Capital
	As At	As At
	April 30, 2007	October 31, 2006
Current Assets	$66,998	$69,608
Current Liabilities	(11,541)	(18,873)
Working Capital	$55,457	$50,735

Cash Flows
		Cumulative Period	Period from
		from Inception	Inception
		(November 9,	(November 9,
	Six Months Ended	2005) to	2005) to
	April 30, 2007	April 30, 2007	October 31, 2006
Cash Flows Used In Operating Activities	$(15,090)	$(27,499)	$(12,909)
Cash Flows Used in Investing Activities	--	(13,000)	(12,500)
Cash Flows Provided By Financing Activities	14,073	99,844	85,771
Increase In Cash During Period	$(1,017)	$59,345	$60,362

As of April 30, 2007, we had cash on hand of $59,345 and a working capital surplus of $55,457. We have incurred a cumulative net loss of $44,387 for the period from the date of our inception on November 9, 2005 to April 30, 2007 and have not attained profitable operations to date.

Future Financing

Our current operating funds are sufficient to meet our anticipated expenses of $49,205 over the next twelve months. If actual costs are substantially greater than what we have anticipated, we may be required to seek additional financing. In addition, if we decide to proceed beyond Phase III, of which there are no assurances, we may also require additional financing. We anticipate relying on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities. We may also rely on loans from our sole executive officer and director, Sami Vaskola; however, there are no assurances that Mr. Vaskola will provide us with any additional funds if and when needed.

Currently, we do not have any arrangements for additional financing. There is no assurance that we will be able to obtain additional financing if and when required. We anticipate that any additional financing may be in the form of sales of additional shares of our common stock which may result in dilution to our current shareholders.

Off-Balance Sheet Arrangements

None.

DESCRIPTION OF PROPERTY

We rent office space at 810 Peace Portal Drive, Suite 214, Blaine, WA 98230, consisting of approximately 200 square feet, at a cost of $300 per month. This rental is on a month-to-month basis without a formal contract. We hold a 100% title to the Golden Claw Claims located in Nevada.

Acquisition of the Golden Claw Claims

We entered into a purchase agreement dated December 22, 2005 with Multi Metal Mining Corp. pursuant to which we acquired a 100% interest in the Golden Claw Claims for cash consideration of $4,500. The Golden Claw Claims property is comprised of two unpatented lode mineral claims with a total area of approximately 40 acres, located on the Yellow Pine Mining District, Clark County, Nevada, see “Figure 1” below.

Geological Report on the Golden Claw Claims

We engaged W.G. Timmins, P.Eng., to prepare a geological evaluation report on the Golden Claw Claims. Mr. Timmins is a consulting professional engineer in the Geological Section of the Association of Professional Engineers and Geoscientists of the Province of British Columbia, Canada. Mr. Timmins graduated from the Provincial Institute of Mining, Haileybury, Ontario in 1956 and attended Michigan Technological University from

1962 to 1965, Geology. Mr. Timmins has been licensed as a professional engineer by the Professional Engineers Association of B.C. for the past 38 years.

The work completed by Mr. Timmins in preparing the geological report consisted of the review of geological data from previous exploration within the region as well as visits to the property in March, 2004. The acquisition of this data involved the research and investigation of historic files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Golden Claw Claims entitled “Geological Evaluation Report on the Golden Claw Claims” prepared by Mr. Timmins on December 20, 2005. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.

Our geological evaluation report concludes that the Golden Claw Claims incorporates some exploratory workings on mineral zones hosting significant zinc values. As the Yellow Pine Mining district has a history of significant zinc production from within veins or replacements of brecciated rocks along fault zones, the Golden Claw Claims warrants further exploration for potentially economical mineral zones.

In his geological report, Mr. Timmins, recommended that a three-phase continuing exploration program be undertaken on the property to determine the prime localities of mineralization on which to focus concentrated exploration. The three-phase program consists of the following:

Phase	Recommended Exploration Program	Estimated Cost	Status
Phase I	Prospecting, trenching and sampling to determine geological controls to, and the nature of, the indicated mineralization.	$7,500	Completed in December, 2006
Phase II	Underground geological mapping, sampling and electromagnetic surveying within anomalous zones.	$13,200	Expected to be completed in the Fall of 2007
Phase III	Test diamond drilling of the prime correlative anomalous zones.	$67,500	Expected to be completed in 2008, depending on the results of Phase II.
	Total Estimated Cost	$88,200

Current State of Exploration

We have only recently commenced exploration of the Golden Claw Claims and this exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and no mineral reserves may ever be found. Our consulting geologist recommended that a three-phase continuing exploration program be undertaken on the property to determine the prime localities of mineralization on which to focus concentrated exploration.

Phase I Exploration Results

We received the report on the Phase I results from Mr. Timmins on December 20, 2006. The objective of the Phase I exploration program was to trench and sample the known mineral zone to determine the geological controls and the nature of the mineralization. The work consisted of reconnaissance geological mapping, prospecting and the excavation of two trenches.

Four grab samples, one from each of the two trenches, and two other grab samples from zones of indicated mineralization were taken and submitted for assay at the Assayers Canada laboratory in Vancouver, British Columbia, Canada. The samples were analyzed by an assay for zinc with the following results:

Sample No.	Description	Assay Results
Golden Claw 1	Trench excavated in dolomitized limestone containing hydrozincite and calamine	14.1% Zn
Golden Claw 2	Grab sample from outcrop exposure of conglomerate	0.85% Zn
Golden Claw 3	Grab sample from outcrop exposure of breccia	1.10% Zn
Golden Claw 4	Trench excavated in hematized dolomitic limestone containing hydrozincite and calamine	23.3% Zn

Based on the results of Phase I of our exploration program, our geological consultant recommended that Phase II be commenced. The second phase consists of underground geological mapping, sampling and electromagnetic surveying. As of the date of this prospectus we have expended $8,000 in connection with the preparation of the geological report and the exploration of our mineral claims.

Our cash on hand as of the date of this prospectus is approximately $54,000. We have sufficient cash on hand to pay the costs of Phase II of our proposed exploration program. However, we will require additional financing in order to proceed with any additional work beyond Phase II of our exploration program. We presently do not have any arrangements for additional financing for exploration work beyond Phase II of our exploration program, and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with exploration work beyond Phase II of our exploration program.

A decision on proceeding beyond the planned Phase II exploration will be made by assessing whether the results of Phase II are sufficiently positive. The decision whether or not to proceed will be based on the recommendations of our geological consultant. The decision of the consultant whether or not to recommend proceeding will be based on a number of factors, including his subjective judgment and will depend primarily on the results of the immediately preceding stage.

Description of Property and Location of the Golden Claw Claims

The Golden Claw Claims is recorded with the Bureau of Land Management in the State of Nevada under the following name and record numbers:

Name of Mineral Claims	Nevada NMC Number	Expiry Date
GOLDEN CLAW I	920483	September 1, 2007
GOLDEN CLAW II	920485	September 1, 2007

In accordance with Nevada mining regulations, the Golden Claw Claims is in good standing to September 1, 2007. To keep the claims in good standing for additional years, proof of labor on the claims has to be filed each year with the Clark County recorder’s office in Las Vegas prior to its expiry date.

In addition to Nevada State regulations, Federal regulations require a yearly maintenance fee to keep the claims in good standing. In accordance with Federal regulations, the Golden Claw Claims is in good standing to September 1, 2007. A yearly maintenance fee of $125 per claim ($250 total) is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claims in good standing for an additional year. If we fail to pay the required amount of fee of this exploration work, then our mineral claims will lapse on September 1, 2007 and we will lose all interest that we have in the mineral claims.

Figure 1

Location of Golden Claw I and Golden Claw II Claims

RENO
NEVADA
ELY
UTAH
FRISCO
CALIFORNIA
CLAIM AREA
LAS VEGAS
BAKERFIELD

INDEX MAP

Location, Climate, Infrastructure and Access

The Golden Claw Claims are located within Township 24S, Range 58, Meridian E in the Yellow Pine Mining District of Clark County, Nevada. The Golden Claw Claims are located in the Spring Mountains about six miles west of the settlement of Goodsprings, Nevada. Goodsprings is situated about 40 miles southwest of Las Vegas and may be reached by paved road from Jean, located eight miles to the southwest. Interstate Highway #15 and the Union Pacific Railway pass through Jean.

The area in which the Golden Claw Claims are located is typically arid with sparse vegetation consisting of desert shrubs, bushes and cacti. There is very little soil cover and sources of water would be available from valley wells. The claims lie in a region of moderate rolling hills with local incised narrow canyons.

History of Exploration

The history of the Yellow Pine Mining District dates back to 1856 following investigation of lead ore in the area by Mormon missionaries. The first ore was smelted in 1857 and a mill was built north of Goodsprings in 1898. As a result of the mill availability, exploration activity led to the discovery of many mines in the region.

The completion of the San Pedro, Los Angeles and Salt Lake railroad in 1905 and recognition of oxidized zinc minerals in the ore in 1906 stimulated development of the mines and the region has been subject to intermittent activity up to 1964, particularly during the World War I and II years.

In 1982, Multi Metals Mining Corp. carried out a ground VLF electromagnetic survey over several claims in the Yellow Pine Mining District, including the area covered by the Golden Claw Claims, but results were not made available to our geologist.

Geology

Regional Geology

The Yellow Pine Mining region is underlain by a series of carboniferous sediments consisting largely of siliceous limestones and include strata of pure crystalline limestone and dolomite with occasional intercalated beds of fine grained sandstone.

Property Geology

The Yellow Pine Mining region reveals a strong record of folding, thrust faulting and normal faulting. Folding began in the early Jurassic, resulting in broad flexures in the more massive units and tight folds in the thinly bedded rocks. The thrust faults in the district are part of a belt of thrust faulted rocks, the Foreland Fold and Thrust Belt that stretches from southern Canada to southern California. Deformation within this belt began in the Jurassic and continued until Cretaceous time.

Mineralization

Mineralization on the Golden Claw Claims is reported to occur in a brecciated zone in the Anchor Limestone Member of the Monte Cristo Limestone Formation. The Golden Claw property is characterized by workings consisting of a shaft and lower adit excavated in dolomitized limestone.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

1.	Any of our directors or officers;
2.	Any person proposed as a nominee for election as a director;
3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

4.	Any of our promoters; and
5.	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

On December 8, 2005, we issued 25,000,000 shares of common stock to our then sole executive officer and sole director, D. Michelle Kerr, at a price of $0.001 per share. The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act. The 25,000,000 shares were subsequently transferred by Ms. Kerr to our current sole executive officer and director, Sami Vaskola, on August 31, 2006 pursuant to Section 4(2) of the Securities Act. Mr. Vaskola, by virtue of his role in organizing the Company, is our sole promoter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Holders of Our Common Stock

As of the date of this prospectus, we have thirty six (36) registered stockholders.

No Public Market for Common Stock

There is currently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Outstanding Options, Warrants or Convertible Securities

As of the date of this prospectus, we do not have any outstanding options, warrants to purchase our common stock or securities convertible into shares of our common stock.

Rule 144 Shares

As of the date of this prospectus, there are no shares of our common stock available for resale to the public under Rule 144 of the Securities Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 324,844 shares as of the date of this prospectus; or

2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

We are paying the expenses of the Offering because we seek to: (i) become a reporting company with the SEC under the Exchange Act; and (ii) enable our common stock to be traded on the OTC Bulletin Board. We plan to file a Registration Statement on Form 8-A with the SEC concurrently with, or immediately following, the effectiveness of this Registration Statement on Form SB-2. The filing of the Registration Statement on Form 8-A will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Registration Statement on Form SB-2. We must be a reporting company under the Exchange Act in order for our common stock to be eligible for trading on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing stockholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our exploration programs, we may need to raise additional capital. We believe that obtaining reporting company status under the Exchange Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that would prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Management Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the period from our inception through our fiscal year ended October 31, 2006.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards(1)	Non- Equity Incentive Plan Compen- sation	Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation ($)	Total ($)
Sami Vaskola	2006	-	-	-	-	-	-	-	-

Outstanding Equity Awards At Fiscal Year-End

We do not have any stock options outstanding. No stock options or stock appreciation rights under any stock incentive plans were granted to our sole officer and director since our inception.

Compensation Arrangements

We do not have any arrangements pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments. We have no significant employees other than our sole officer and director. We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place. We have a verbal arrangement with the consulting geologist currently conducting the exploratory work on the Golden Claw Claims. We pay to this geologist the usual and customary rates received by geologists performing similar consulting services.

FINANCIAL STATEMENTS

Index to Financial Statements:

1. Audited financial statements for the period from inception on November 9, 2005 to October 31, 2006, including:

(a)	Report of Independent Registered Public Accounting Firm;

(b)	Balance Sheet as at October 31, 2006;

(c)	Statement of Operations for the period from inception on November 9, 2005 to October 31, 2006;

(d)	Statement of Cash Flows for the period from inception on November 9, 2005 to October 31, 2006;

(e)	Statement of Stockholders' Equity for the period from inception on November 9, 2005 to October 31, 2006; and

(f)	Notes to Financial Statements.

2. Unaudited financial statements for the six month period ended April 30, 2007 and for the period from inception on November 9, 2005 to April 30, 2007, including:

(a)	Balance Sheet as at April 30, 2007;

(b)	Statement of Operations for the six months ended April 30, 2007 and for the period from inception on November 9, 2005 to April 30, 2007;

(c)	Statement of Cash Flows for the six months ended April 30, 2007 and for the period from inception on November 9, 2005 to April 30, 2007;

(d)	Statement of Stockholders' Equity for the period from inception on November 9, 2005 to April 30, 2007; and

(e)	Notes to Financial Statements.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

FINANCIAL STATEMENTS
October 31, 2006

(Stated in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Golden Claw Ventures Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Golden Claw Ventures Inc. (An Exploration Stage Company) as at October 31, 2006, and the related statement of operations, stockholders’ equity and cash flows for the period from November 9, 2005 (inception) to October 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Golden Claw Ventures Inc. (An Exploration Stage Company) as at October 31, 2006 and the results of its operations and its cash flows for the period from November 9, 2005 (inception) to October 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Telford Sadovnick, P.L.L.C.

TELFORD SADOVNICK, P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
February 15, 2007 except for 4b to which the date is April 30, 2007

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

BALANCE SHEET
October 31, 2006
(Stated in U.S. Dollars)

ASSETS

Current
Cash	$60,362
Deposit	9,246
$69,608

LIABILITIES

Current
Accounts payable and accrued liabilities	$18,873

STOCKHOLDERS’ EQUITY

Share Capital
Authorized:
100,000,000 common voting shares with a par value of $0.001 per share
100,000,000 preferred shares with a par value of $0.001 per share

Issued and outstanding:
25,000,000 common shares	25,000

Share subscriptions received	60,771

Deficit Accumulated During The Exploration Stage	(35,036)
50,735

$69,608

The accompanying notes are an integral part of these financial statements.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)
FOR THE PERIOD FROM NOVEMBER 9, 2005 (INCEPTION)
TO OCTOBER 31, 2006
STATEMENT OF OPERATIONS

(Stated in U.S. Dollars)

Revenue	$-

Expenses
Exploration and development	7,500
Foreign exchange (gain)	(128)
Geological consulting	1,500
Mineral property acquisition costs	5,000
Office	737
Professional fees	17,112
Rent	3,315

Net Loss For The Period	$35,036

Basic And Diluted Loss Per Common
Share	$(0.00)

Weighted Average Number Of Common
Shares Outstanding	22,963,483

The accompanying notes are an integral part of these financial statements.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)
FOR THE PERIOD FROM NOVEMBER 9, 2005 (INCEPTION)
TO OCTOBER 31, 2006
STATEMENT OF CASH FLOWS

(Stated in U.S. Dollars)

Cash provided by (used in):
Cash Flows From Operating Activities

Net loss for the period	$(35,036)
Mineral property and exploration costs	12,500
Changes in non-cash operating working capital items
Deposit	(9,246)
Accounts payable and accrued liabilities	18,873
Net Cash Used in Operating Activities	(12,909)

Investing Activity
Mineral property and exploration costs	(12,500)
Net Cash Used in Investing Activity	(12,500)

Cash Flows From Financing Activities
Issuance of common stock	25,000
Share subscriptions received	60,771
Net Cash Flows Provided by Financing Activities	85,771

Increase In Cash	60,362

Cash, Beginning Of Period	-

Cash, End Of Period	$60,362

Supplemental Disclosure Of Cash Flow
Information
Interest paid	$-
Income taxes paid	-

The accompanying notes are an integral part of these financial statements

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
PERIOD FROM NOVEMBER 9, 2005 (INCEPTION) TO OCTOBER 31, 2006

	(Stated in U.S. Dollars)
	COMMON STOCK				DEFICIT
					ACCUMULATED
					DURING
			ADDITIONAL	SHARE	THE
			PAID-IN	SUBSCRIPTIONS	EXPLORATION
	SHARES	AMOUNT	CAPITAL	RECEIVED	STAGE	TOTAL

Balance, November 9, 2005
(Date of inception)	-	$-	$-	$-	$-	$-

Shares issued for cash:
December 8, 2005 at $0.001	25,000,000	25,000	-	-	-	25,000
Share subscriptions received				60,771		60,771
Net loss for the period	-	-	-	-	(35,036)	(35,036)

Balance, October 31, 2006	25,000,000	$25,000	$-	$60,771	$(35,036)	$50,735

The accompanying notes are an integral part of these financial statements.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

(Stated in U.S. Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Golden Claw Ventures Inc. (“the Company”) was incorporated in the State of Nevada on November 9, 2005. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. The Company has acquired a mineral property located in the Yellow Pine Mining District, Clark County, Nevada, USA and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resources properties. The Company has not commenced business operations.

These financial statements have been prepared on a going concern basis. The Company has incurred losses of $22,536 and expended mineral property and exploration costs of $12,500 since inception resulting in an accumulated deficit of $35,036 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mineral Properties and Exploration Costs

Mineral Rights

The Company capitalizes acquisition and option costs of mineral property rights where the Company believes the properties contain potentially mineralized material. The amount capitalized represents fair market value at the time the mineral rights were acquired. The accumulated costs of acquisition for properties that are developed to the stage of commercial production will be amortized using the unit-of-production method.

Exploration Costs

Mineral exploration costs are expensed as incurred.

Financial Instruments

The Company’s financial instruments consist of cash, deposit and accounts payable and accrued liabilities. Unless otherwise noted, in the opinion of management, the Company is not exposed to significant interest, currency or credit risk arising from these financial instruments. The fair value of these financial instruments approximates their carrying values unless otherwise noted.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 – “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized,

Basic and Diluted Net Loss per Share

The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”. Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. At October 31, 2006, the Company has no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at October 31, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Cash

Cash consists of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances. The carrying amounts approximated fair market value due to the liquidity of these deposits. For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. At October 31, 2006, the Company had no cash equivalents.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143’), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset.

The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

Revenue Recognition

The Company recognizes revenue in accordance with the criteria outlined in Securities Exchange Commission Staff Accounting Bulletin No. 104 (“SAP 104”), “Revenue Recognition”. Revenues will be recognized once they are earned; specifically when: (a) services are provided or products are delivered to customers, (b) clear proof that an arrangement exists, (c) amounts are fixed or can be determined, and (d) the Company’s ability to collect is reasonably assured

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets. The Company tests the recoverability of the assets whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.

Exploration Stage Enterprise

The Company’s financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises,” as it devotes substantially all of its efforts to acquiring and exploring mineral properties in Nevada USA. Until such properties are acquired and developed, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Regulatory Matters

The Company and its mineral property interest is subject to a variety of federal and state regulations governing land use, health, safety and environmental matters. The Company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

3.	RECENT ACOUNTING PRONOUNCEMENTS

a)

The FASB issued FASB Interpretation No. (“FIN”) 47 – “Accounting for Conditional Asset Retirement Obligations” in March 2005. FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. This Interpretation also clarifies the circumstances under which an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The Company does not expect this guidance to have a material impact on its financial statements.

b)

In March 2005, the FASB ratified Emerging Issues Task Force Issue No.04-6 – “ Accounting for Stripping Costs Incurred during Production in the Mining Industry” (“EITF 04-6”), which addresses the accounting for stripping costs incurred during the production phase of a mine and refers to these costs as variable production costs that should be included as a component of inventory to be recognized in costs applicable to sales in the same period as the revenue from the sale of inventory. As a result, capitalization of stripping costs is appropriate only to the extent product inventory exists at the end of a reporting period and the carrying value is less than the net realizable value. Adoption of EITF 04-6 will have no material impact on the Company’s financial position, results of operations or cash flows.

c)

In May 2005, the FASB issued SFAS No. 154 (“SFAS 154”) – “ Accounting Changes and Error Corrections”. SFAS No. 154 established new standards on accounting for changes in accounting principles. SFAS No 154 requires all such changes to be accounted for by retrospective application to the financial statements of prior periods unless prescribed otherwise or it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005. Adoption of SFAS No.154 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

(Stated in U.S. Dollars)

3.	RECENT ACOUNTING PRONOUNCEMENTS (Continued)

d)

In June 2005, the FASB issued Staff Position Paper (“FSP”) 115-1 – “ The Meaning of Other- Than- Temporary Impairment and its Application to Certain Investments”, superseding EITF 03-1. FSP 115-1 will replace the accounting guidance on the determination of whether an investment is other-than temporarily impaired as set forth in EITF 03-1 with references to existing other-than- temporary impairment guidance. FSP 115-1 is effective for reporting periods beginning after December 15, 2005. Adoption of FSP 115-1 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

e)

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140”. This Statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (“SPE”) may hold under SFAS No. 140. This Statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the Statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. The Company does not expect the adoption of SFAS No. 155 to have a material effect on its financial condition or results of operations.

f)

In March 2006, FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets - an Amendment of FASB Statement No. 140.” This Statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The Statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This Statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. The Company does not expect the adoption of SFAS No. 156 to have a material effect on its financial condition or results of operations.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

(Stated in U.S. Dollars)

3.	RECENT ACOUNTING PRONOUNCEMENTS (Continued)

g)

In April 2006, FASB issued Staff Position No. FIN No. 46R6, (“FSP 46R-6”), “Determining the Variability to Be Considered in Applying FASB Interpretation No. 46R.” This FSP addresses how a reporting enterprise should determine the variability to be considered in applying FIN No. 46R, “Consolidation of Variable Interest Entities.” FIN No. 46R provides guidance on when to consolidate an entity based on exposure to risks and rewards, rather than voting control. It describes the characteristics of a variable interest entity (“VIE”) and how an entity that is involved with a VIE should determine whether its shares in the VIE’s risks and rewards extensively enough to be the VIE’s primary beneficiary and therefore consolidate it. The guidance in this FSP applied prospectively to all entities with which the Company first became involved with and to all entities previously analyzed under FIN No. 46R when a reconsideration event occurred beginning July 1, 2006. Retrospective application of FIN No. 46R was permitted but not required. The Company adopted this FSP prospectively. Application of this FSP has not had a material impact on the 2006 consolidated financial statements. The impact of this FSP on the Company’s financial statements beyond 2006 is dependent upon the specifics of future arrangements

h)

In June 2006, FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de- recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material effect on its financial condition or results of operations.

i)

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a material effect on its financial condition or results of operations.

j)

In September 2006, FASB issued SFAS No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS No. 158 requires, among other things, that a company (1) recognize a net liability or asset to report the funded status of their defined benefit pensions and other postretirement plans on its balance sheet and (2) measure benefit plan assets and benefit obligations as of the company's balance sheet date. Calendar year-end companies with publicly traded equity securities are required to adopt the recognition and disclosure provisions of SFAS 158 as of December 31, 2006. The Company does not expect the adoption of SFAS No. 158 to have a material effect on its financial condition or results of operations.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

(Stated in U.S. Dollars)

3.	RECENT ACOUNTING PRONOUNCEMENTS (Continued)

k)

In September 2006, the SEC announced Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 addresses how to quantify financial statement errors that arose in prior periods for purposes of assessing their materiality in the current period. It requires analysis of misstatements using both an income statement (rollover) approach and a balance sheet (iron curtain) approach in assessing materiality. It clarifies that immaterial financial statement errors in a prior SEC filing can be corrected in subsequent filings without the need to amend the prior filing. In addition, SAB 108  provides transitional relief for correcting errors that would have been considered immaterial before its issuance. The Company does not expect the adoption of SAB 108 to have a material effect on its financial condition or results of operations.

4.	MINERAL PROPERTIES

a) Pursuant to a mineral property agreement dated December 22, 2005, the Company purchased a 100% undivided right, title and interest in a mineral claims known as Golden Claw #1 and Golden Claw #2 located in the Yellow Pine Mining District, Clark County, Nevada, USA for a cash payment of $5,000. This claim covers an area of 40 acres and expires on September 1, 2007. The Company has not determined whether the mineral claim contains mineralised material and has consequently written off all mineral rights and acquisition costs to operations. As at October 31, 2006 exploration and development costs of $7,500 have been incurred.

b) On April 30, 2007, the mineral claim was transferred into the name of the Company.

5.	SHARE CAPITAL

a) Common Shares

On December 8, 2005, the Company issued 25,000,000 common shares at $0.001 for total cash proceeds of $25,000 to the president and director of the Company.

On March 1, 2006 the Company approved an offering of up to 8,000,000 of the Corporation’s common stock at a price of $0.01US per share. This offering was extended until December 31, 2006 but was closed on November 30, 2006 at which time the Board of Directors approved their acceptance of the share subscriptions and authorized the issue of share certificates with 7,484,420 shares having been subscribed. As at October 31, 2006 the Company had received $60,771 related to this offering.

As at October 31, 2006, there were no outstanding stock options or warrants.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

(Stated in U.S. Dollars)

5.	SHARE CAPITAL (Continued)

b) Preferred Shares

The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designed as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock.

6.	INCOME TAXES

Income tax provision

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured that it is more likely than not it will utilize the net operating losses carried forward in future years. The provision for income taxes differs from the result, which would be obtained by applying the statutory income tax rate of 34% to income before income taxes. The difference results from the following items:

Computed expected (benefit of) income taxes	$(11,912)
Valuation allowance	11,912
Income tax provision	$-

Significant components of the Company’s deferred income tax assets are as follows:

Net operating loss carry forward	$22,536
Mineral property acquisition and exploration cost	12,500
35,036
Statutory tax rate	34%
Deferred income tax asset	11,912
Valuation allowance	(11,912)
Net deferred tax assets	$-

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

(Stated in U.S. Dollars)

6.	INCOME TAXES (Continued)

At October 31,2006 the Company has net operating losses of approximately $22,536, and mineral property acquisition and exploration costs of $12,500 which, may be carried forward to apply against future year’s income for tax purposes, expiring in 2026.

7.	CONTRACTUAL OBLIGATIONS

The Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters, except as disclosed. Rental of premises is on a month to month basis.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

FINANCIAL STATEMENTS
April 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

BALANCE SHEET
(Unaudited)
(Stated in U.S. Dollars)

		(Audited)
	April 30	October 31
	2007	2006

ASSETS

Current
Cash	$59,345	$60,362
Deposit	7,653	9,246
	66,998	69,608

	$66,998	$69,608

LIABILITIES

Current
Accounts payable and accrued liabilities	$11,541	$18,873

STOCKHOLDERS’ EQUITY

Share Capital
Authorized:
100,000,000 common voting shares with a par value of $0.001 per share
100,000,000 preferred shares with a par value of $0.001 per share

Issued and outstanding:
25,000,000 common shares at October 31, 2006	-	25,000
32,484,420 common shares at April 30, 2007	32,484	-
Additional paid-in capital	67,360	-
Share subscriptions received	-	60,771

Deficit Accumulated During The Exploration Stage	(44,387)	(35,036)
	55,457	50,735

	$66,998	$69,608

The accompanying notes are an integral part of these financial statements.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

					CUMULATIVE
					PERIOD
					FROM
					NOVEMBER 9
					2005
	THREE MONTHS ENDED		SIX MONTHS ENDED		(INCEPTION)
					TO
	APRIL 30		APRIL 30		APRIL 30
	2007	2006	2007	2006	2007

Revenue	$-	$-	$-	$-	$-

Expenses
Exploration and development	-	-	500	-	8,000
Foreign exchange (gain)	(170)	(2,439)	(6)	(2,439)	(135)
Geological consulting	-	-	-	1,500	1,500
Mineral property acquisition cost	-	500	-	5,000	5,000
Office	26	279	1,021	479	1,758
Professional fees	3,773	2,490	6,096	4,473	23,209
Rent	870	870	1,740	1,575	5,055

Net Loss For The Period	$4,499	$1,700	$9,351	$10,588	$44,387

Basic And Diluted Loss Per
Common Share	(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number Of
Common Shares Outstanding	31,243,908	16,265,060	31,243,908	20,784,884

The accompanying notes are an integral part of these consolidated financial statements.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)
FOR THE PERIOD FROM NOVEMBER 9, 2005 (INCEPTION)
TO APRIL 30, 2007
STATEMENT OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

			CUMULATIVE
		PERIOD FROM	PERIOD FROM
	SIX MONTHS	NOVEMBER 9,	NOVEMBER 9,
	ENDED	2005 TO	(INCEPTION) TO
	APRIL 30	APRIL 30	APRIL 30
	2007	2006	2007

Cash provided by (used in):
Cash Flows From Operating Activities

Net loss for the period	$(9,351)	$(10,588)	$(44,387)
Mineral property exploration costs	-	5,000	13,000
Changes in non-cash operating working capital items

Deposit	1,593	(12,268)	(7,653)
Accounts payable and accrued liabilities	(7,332)	15	11,541

Net Cash Used in Operating Activities	(15,090)	(17,841)	(27,499)

Investing Activities
Mineral property exploration costs	-	(5,000)	(13,000)
Net Cash Used in Investing Activities	-	(5,000)	(13,000)

Cash Flows From Financing Activity
Issuance of common stock	74,844	41,539	99,844
Share subscriptions received	(60,771)	-	-
Net Cash Flows Provided by Financing Activities	14,073	41,539	99,844

Increase (Decrease) in Cash	(1,017)	18,698	59,345

Cash, Beginning of Period	60,362	-	-

Cash, End of Period	$59,345	$18,698	$66,998

Supplemental Disclosure Of Cash Flow Information

Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
PERIOD FROM NOVEMBER 9, 2005 (INCEPTION) TO APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

	COMMON STOCK				DEFICIT
					ACCUMULATED
					DURING
			ADDITIONAL	SHARE	THE
			PAID-IN	SUBSCRIPTIONS	EXPLORATION
	SHARES	AMOUNT	CAPITAL	RECEIVED	STAGE	TOTAL

Balance, November 9, 2005
(Date of inception)	-	$-	$-	$-	$-	$-

Shares issued for cash:
December 8, 2005 at $0.001	25,000,000	25,000	-	-	-	25,000
Share subscriptions received	-	-	-	60,771	-	60,771

Net loss for the period	-	-	-	-	(35,036)	(35,036)

Balance, October 31, 2006	25,000,000	$25,000	$-	$60,771	$(35,036)	$50,735

Shares issued for cash:
November 30,2006 at $0.01	7,484,420	7,484	67,360	(60,771)	-	14,073

Net Loss for the period	-	-	-	-	(9,351)	(9,351)
Balance, April 30, 2007	32,484,420	$32,484	$67,360	$-	$(44,387)	$55,457

The accompanying notes are an integral part of these financial statements.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Golden Claw Ventures Inc. (“the Company”) was incorporated in the State of Nevada on November 9, 2005. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. The Company has acquired a mineral property located in the Yellow Pine Mining District, Clark County, Nevada, USA and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resources properties. The Company has not commenced business operations.

These financial statements have been prepared on a going concern basis. The Company has incurred losses of $31,387 and expended mineral property and exploration costs of $13,000 since inception resulting in an accumulated deficit of $44,387 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	BASIS OF PRESENTATION

The unaudited financial information furnished herein reflects all adjustment, which, in the opinion of management, are necessary to fairly present the Company’s financial position and the results of its operations for the periods then ended. These second quarter financial statements should be read in conjunction with the Company’s financial statements and notes thereto for the period ended October 31, 2006. The Company assumes that the users of these interim financial information herein have read, or have had access to, the audited financial statements for the preceding fiscal year, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s financial statements for the fiscal period ended October 31, 2006, have been omitted. The results of the operations for the second quarter ended April 30, 2007 are not necessarily indicative of results for the entire year ended October 31, 2007.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below.

Mineral Properties and Exploration Costs

Mineral Rights

The Company capitalizes acquisition and option costs of mineral property rights where the Company believes the properties contain potentially mineralized material. The amount capitalized represents fair market value at the time the mineral rights were acquired. The accumulated costs of acquisition for properties that are developed to the stage of commercial production will be amortized using the unit-of-production method.

Exploration Costs

Mineral exploration costs are expensed as incurred.

Financial Instruments

The Company’s financial instruments consist of cash and accounts payable and accrued liabilities. Unless otherwise noted, in the opinion of management, the Company is not exposed to significant interest, currency or credit risk arising from these financial instruments. The fair value of these financial instruments approximates their carrying values unless otherwise noted.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 – “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Basic and Diluted Net Loss per Share

The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”. Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. At April 30, 2007, the Company has no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash

Cash consists of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances. The carrying amounts approximated fair market value due to the liquidity of these deposits. For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. At April 30, 2007, the Company had no cash equivalents.

Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143’), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset.

The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

Revenue Recognition

The Company recognizes revenue in accordance with the criteria outlined in Securities Exchange Commission Staff Accounting Bulletin No. 104 (“SAP 104”), “Revenue Recognition”. Revenues will be recognized once they are earned; specifically when: (a) services are provided or products are delivered to customers, (b) clear proof that an arrangement exists, (c) amounts are fixed or can be determined, and (d) the Company’s ability to collect is reasonably assured.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets. The Company tests the recoverability of the assets whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Exploration Stage Enterprise

The Company’s financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises,” as it devotes substantially all of its efforts to acquiring and exploring mineral properties in Nevada USA. Until such properties are acquired and developed, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

Regulatory Matters

The Company and its mineral property interest is subject to a variety of federal and state regulations governing land use, health, safety and environmental matters. The Company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

4.	MINERAL PROPERTIES

Pursuant to a mineral property agreement dated December 22, 2005, the Company purchased a 100% undivided right, title and interest in a mineral claims known as Golden Claw #1 and Golden Claw #2 located in the Yellow Pine Mining District, Clark County, Nevada, USA for a cash payment of $5,000. This claim covers an area of 40 acres and expires on September 1, 2007. The Company has not determined whether the mineral claim contains mineralised material and has consequently written off all mineral rights and acquisition costs to operations. As at April 30, 2007 exploration and development costs of $8,000 have been incurred.

5.	SHARE CAPITAL

a) Common Shares

On December 8, 2005, the Company issued 25,000,000 common shares at $0.001 for total cash proceeds of $25,000 to the president and director of the Company.

On March 1, 2006 the Company approved an offering of up to 8,000,000 of the Corporation’s common stock at a price of $0.01US per share. This offering was extended until December 31, 2006 but was closed on November 30, 2006 at which time the Board of Directors approved their acceptance of the share subscriptions and authorized the issue of share certificates with 7,484,420 shares having been subscribed.

GOLDEN CLAW VENTURES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

5.	SHARE CAPITAL (Continued)

b) Preferred Shares

The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designed as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock.

6.	CONTRACTUAL OBLIGATIONS

The Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters, except as disclosed. Rental of premises is on a month to month basis.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our principal independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of Golden Claw. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving Golden Claw, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this website.

SUBJECT TO COMPLETION, DATED JUNE 28, 2007

PROSPECTUS

GOLDEN CLAW VENTURES INC.

7,484,420 SHARES
COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Golden Claw.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Golden Claw, even if they are unsuccessful in defending that action, unless the officer or director’s:

(a)	action or inaction constituted a breach of his fiduciary duties as a director or officer; and

(b)	the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

However, with respect to actions brought by or on behalf of Golden Claw against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Golden Claw, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Articles and Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (a) such indemnification is expressly required to be made by law; (b) the proceeding was authorized by our Board of Directors; (c) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or (d) such indemnification is required to be made pursuant to the bylaws.

Advance of Expenses

As permitted by Chapter 78 of the NRS, our Bylaws, we are required to advance funds to our officers or directors for the payment of expenses incurred in connection with defending a proceeding brought against them in advance of a final disposition of the action, suit or proceeding. However, as a condition of our doing so, the officers or directors to which funds are to be advanced must provide us with undertakings to repay any advanced amounts if it is ultimately determined that they are not entitled to be indemnified for those expenses.

Insurance

Chapter 78 of the NRS and our Bylaws also allow us to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$5
Transfer Agent Fees	$1,000
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$10,000
Miscellaneous	$1,000
Total	$17,005

Notes:
(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above. No portion of these expenses will be paid by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES

We issued 25,000,000 shares of our common stock on December 8, 2005 to D. Michelle Kerr, our founding shareholder. These shares were issued pursuant to Section 4(2) of the Securities Act at a price of $0.001 per share, for total proceeds of $25,000. The 25,000,000 shares were subsequently transferred by Ms. Kerr to our sole executive officer and director, Sami Vaskola, on August 31, 2006 pursuant to Section 4(2) of the Securities Act.

We completed an offering of 7,484,420 shares of our common stock at a price of $0.01 per share to a total of thirty five (35) purchasers on November 30, 2006. The total amount we received from this offering was $74,844.20. We completed the offering pursuant to Regulation S under the Securities Act. Each purchaser represented to us that they were not a “US person” as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27.	EXHIBITS

Index of Exhibits

Exhibit
Number	Description of Exhibits
3.1	Articles of Incorporation.
3.2	Bylaws.
5.1	Opinion of O’Neill Law Group PLLC with consent to use.
10.1	Purchase Agreement dated December 22, 2005 between Multi Metal Mining Corp. and Golden Claw.
23.1	Consent of Telford Sadovnick, P.L.L.C., Certified Public Accountants.
23.2	Consent of W.G. Timmins, P.Eng., Consulting Geologist.

ITEM 28.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(c)	Include any additional or changed material information on the plan of distribution.

2.

For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.	File a post-effective amendment to remove from registration any of the securities being registered hereby that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on July 3, 2007.

GOLDEN CLAW VENTURES INC.

By:	/s/ Sami Vaskola
SAMI VASKOLA
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer
(Principal Executive Officer
and Principal Accounting Officer )

Date:	July 3, 2007

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the dates stated.

By:	/s/ Sami Vaskola
SAMI VASKOLA
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer
Director
(Principal Executive Officer
and Principal Accounting Officer )
Director

Date:	July 3, 2007